Exhibit 99(a)

                       INSILCO HOLDING CO AND SUBSIDIARIES



                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)


                                                                         Additions
                                                                  ---------------------
                                                                     (1)         (2)
                                                                   Charged     Charged
                                                   Balance at     to costs    to other                        Balance
                                                   beginning        and       accounts       Deductions      at end of
                     Description                   of period      expenses   (describe)      (describe)        period
                     -----------                   ----------     --------   ----------      ----------      ---------
For the year ended December 31, 1996

   Allowances deducted from assets:

      Accounts receivable (for doubtful
       receivables)                                  $11,303         2,298            -       (8,623)(a)        4,978

      Inventory (primarily for obsolescence)           6,154         2,606            -       (2,644)(b)        6,116

For the year ended December 31, 1997

   Allowances deducted from assets:

      Accounts receivable (for doubtful
       receivables)                                  $ 4,978           701            -       (3,547)(c)        2,132

      Inventory (primarily for obsolescence)           6,116         2,826            -       (3,498)(b)        5,444

For the year ended December 31, 1998

   Allowances deducted from assets:

      Accounts receivable (for doubtful
       receivables)                                  $ 2,132         1,460            -         (812)(a)        2,780

      Inventory (primarily for obsolescence)           5,444         2,281            -       (3,882)(b)        3,843



Notes:   (a)  Primarily accounts written off, net of recoveries.

         (b)  Primarily obsolete parts written off.

         (c) Primarily due to the sale of the Rolodex Business and accounts written off, net of recoveries.